Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated April 6, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Service Air Group Inc. for the fiscal years ended December 31, 2005, 2004 and 2003.

/s/ STALEY OKADA & PARTNERS

Staley Okada & Partners

Vancouver, BC

January 8, 2007